UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 2, 2004

ENPATH MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-19467	41-1533300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 Highway 55 West Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 559-2613

Former Name of Registrant: Medamicus, Inc.

Items 1-4, 6, and 8-12 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

Effective February 2, 2004, Medamicus, Inc. changed its name to Enpath Medical, Inc. (the “Company”).  No other changes were made to the Company’s structure and it continues with the same rights and obligations as the former Medamicus, Inc.  The Company is listed on The Nasdaq Stock Market under the ticker symbol “NPTH.”

The Articles of Merger effecting the name change are attached as Exhibit 3.1 to this Current Report on Form 8-K.  A copy of the press release issued by the Company announcing the name change is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit

3.1	Articles of Merger dated January 20, 2004.
99.1	Press release dated February 2, 2004, announcing change of the Company’s name from Medamicus, Inc. to Enpath Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDAMICUS, INC.

Dated: February 2, 2004	By:	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer